Exhibit 24.1

POWER OF ATTORNEY

March 18, 2021

Each of the undersigned, including (i) Vensana Capital I GP, LLC, a Delaware limited liability company (the “Fund I GP”), in the normal course of its business and in its capacity as the general partner of Vensana Capital I, L.P., (ii) Vensana Capital Management, LLC, a Delaware limited liability company (the “Management Company”) and (iii) each of Kirk Nielsen and Peter Justin Klein (the “Managing Directors”) in their respective capacities as the managing directors of the General Partner and the Management Company, hereby constitutes and approves STEVEN SCHWEN (the “Attorney-in-Fact”) as the undersigned’s true and lawful attorney-in-fact to:

(1) Execute for and on behalf of the undersigned any and all documents, agreements, filings, reports, consents, waivers, certificates, forms, proxies, notices or communications, or amendments or modifications to any of the foregoing, requested by the undersigned in connection with the conduct of the undersigned’s business (collectively, the “Documents”);

(2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any and all such Documents;

(3) Execute for and on behalf of each of the undersigned (a “Reporting Person”) any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13F, Schedule 13G, Form 13H, Form 13-F, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended (collectively, the “Reports”) with respect to each Reporting Person’s (a) status as an officer or director of, or (b) ownership of, or transactions in, securities of, any entity whose securities are beneficially owned (directly or indirectly) by the applicable Reporting Person;

(4) Do and perform any and all acts for and on behalf of each of the undersigned which may be necessary or desirable to complete and execute any such Reports and timely file such forms and schedules with the United States Securities and Exchange Commission and any other stock exchange or similar authority; and

(5) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, each of the undersigned, it being understood that the documents executed by the Attorney-in- Fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as the Attorney-in-Fact may approve in his discretion.

In exercising the powers granted herein, the Attorney-in-Fact may execute any and all Documents and Reports (i) on behalf of the Fund I GP or Management Company as “Chief Financial Officer” (or “CFO”) or (ii) on behalf of any of the undersigned as an “Authorized Person”, “Authorized Signatory” or “Attorney-in-Fact.”

Each of the undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorney- in-Fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

Each Reporting Person acknowledges that the Attorney-in-Fact, in serving in such capacity at the request of each such Reporting Person, is in no way hereby assuming, nor is any other Reporting Person hereby assuming, any of each such Reporting Person’s responsibilities under the laws of the United States or any state, including without limitation, compliance with Section 16 or Section 13 of the U.S. Securities Exchange Act of 1934, as amended.

This Power of Attorney granted to the Attorney-in-Fact replaces in full that certain Power of Attorney executed by the Fund I GP and the Management Company with respect to the Attorney-in-Fact as of February 11, 2021 and shall remain in full force and effect with respect to each of the undersigned until (x) the Attorney-in-Fact is no longer employed by or otherwise serving as Chief Financial Officer of the Management Company, or (y) a Reporting Person earlier revokes this Power of Attorney with respect to such Reporting Person by delivering written notice of such revocation to the Attorney-in- Fact.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed effective as of the date first set forth above.

VENSANA CAPITAL I GP, LLC

By:	/s/ Peter Justin Klein
Name:	Peter Justin Klein
Title:	Managing Director

By:	/s/ Kirk Nielsen
Name:	Kirk Nielsen
Title:	Managing Director

VENSANA CAPITAL MANAGEMENT, LLC

By:	/s/ Peter Justin Klein
Name:	Peter Justin Klein
Title:	Manager Director

By:	/s/ Kirk Nielsen
Name:	Kirk Nielsen
Title:	Manager Director

/s/ Kirk Nielsen
Kirk Nielsen

/s/ Peter Justin Klein
Peter Justin Klein